                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement      [_] Definitive Additional Materials


[_] Confidential, for Use of the     [_] Soliciting Material Pursuant to
Commission Only                         /section/240.14a-11(c) or
  (as permitted by Rule 14a-6(e)(2))    /section/240.14a-12

[X] Definitive Proxy Statement

                  ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.
               (Name of Registrant as Specified in Its Charter)

   (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-
   11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount previously paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                  ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.
                            1810 N.E. 144TH STREET
                          NORTH MIAMI, FLORIDA 33181
                                (305) 944-7710

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JULY 30, 2001

                               ----------------

  NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders of Advanced Electronic Support Products, Inc., a Florida corporation (the "Company"), will be held on July 30, 2001 at 9:00 a.m., local time, at the principal executive offices of the Company located at 1810 N.E. 144th Street, North Miami, Florida 33181 for the following purposes, all of which are set forth more completely in the accompanying Proxy Statement:

  (1) To elect five persons to the Board of Directors to serve until the next Annual Meeting of Shareholders or until the election and qualification of their respective successors; and

  (2) To transact such other business as may properly come before the meeting.

  Pursuant to the Company's By-laws, the Board of Directors has fixed the close of business on June 27, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

  A FORM OF PROXY AND THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 ARE ENCLOSED. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Roman Briskin

                                          Roman Briskin,
                                          Corporate Secretary

North Miami, Florida
July 5, 2001

                  ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.
                            1810 N.E. 144TH STREET
                          NORTH MIAMI, FLORIDA 33181
                                (305) 944-7710

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The enclosed proxy is solicited by the Board of Directors (the "Board") of Advanced Electronic Support Products, Inc., a Florida corporation (the "Company"), for use at the 2001 Annual Meeting of Shareholders (the "Annual Meeting") to be held on July 30, 2001 at 9:00 a.m., local time, at the principal executive offices of the Company located at 1810 N.E. 144th Street, North Miami, Florida 33181. The approximate date on which this proxy statement and the enclosed proxy will be sent to shareholders will be July 5, 2001. The form of proxy provides a space for you to withhold your vote for any proposal. You are urged to indicate your vote on each matter in the space provided. If signed but no space is marked, it will be voted by the persons therein named at the meeting: (i) for the election of five directors to serve until the next Annual Meeting of Shareholders, or until their successors are elected and qualified; and (ii) in their discretion, upon such other business as may properly come before the meeting.

  Whether or not you plan to attend the Annual Meeting, please fill in, sign and return your proxy card to the transfer agent in the enclosed envelope, which requires no postage if mailed in the United States. The cost of the Board's proxy solicitation will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone and telegraph, all without extra compensation.

  Representatives of the Company's independent auditors are not expected to attend the Annual Meeting.

  At the close of business on June 27, 2001 (the "Record Date"), the Company had outstanding 3,686,823 shares of $.001 par value common stock ("Common Stock"). Each share of Common Stock outstanding on the Record Date entitles the holder thereof to one vote on each matter submitted to a vote of shareholders at the Annual Meeting. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. In the event that there are not sufficient votes for approval of any of the matters to be voted upon at the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Common Stock.

  Two of the Company's directors who collectively own an aggregate of 1,562,014 shares (42.4%) of the Company's outstanding Common Stock (assuming no exercise of stock options held by such directors) have advised the Company that they intend to vote in favor of the proposals to be considered at the meeting.

  Shares represented by proxies which are marked "abstain" or which are marked to deny discretionary authority will only be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

  A list of the shareholders entitled to vote at the Annual Meeting will be available at the Company's principal executive offices located at 1810 N.E. 144th Street, North Miami, Florida 33181 for a period of ten days prior to the Annual Meeting for examination by any shareholder.

  A SHAREHOLDER WHO SUBMITS A PROXY ON THE ACCOMPANYING FORM HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE BY DELIVERING A WRITTEN NOTICE TO THE CORPORATE SECRETARY OF THE COMPANY, BY EXECUTING A LATER-DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. UNLESS AUTHORITY IS WITHHELD, PROXIES WHICH ARE PROPERLY EXECUTED WILL BE VOTED FOR THE PURPOSES SET FORTH THEREON.

                              BOARD OF DIRECTORS

  The Articles of Incorporation and By-laws of the Company provide for one class of Board of Directors. At the date of this Proxy Statement, the members of the Board and the length of service as Directors were as follows:

                                                                                Director
   Name                     Age Positions                                        Since
   ----                     --- ---------                                       --------
   Slav Stein..............  56 President, Chief Executive Officer and Director   1983

   Roman Briskin...........  51 Executive Vice President, Secretary/Treasurer     1984
                                and Director

   Terrence R.
    Daidone(1)(2)..........  41 Director                                          1997

   William B.
    Coldrick(1)(2).........  59 Director                                          1997

   Leonard Sokolow(1)(2)...  44 Director                                          1999

--------
(1)Member of the Audit Committee.
(2)Member of the Compensation Committee.

Business Experience

  The principal occupations for at least the past five years of each of the Directors of the Company are as follows:

  Mr. Stein is a founder of the Company and has been employed by the Company in a senior executive capacity and has been a Director of the Company since its formation in 1983. Mr. Stein has been the President, Chief Executive Officer and a Director of the Company since the Company's initial public offering in February 1997 (the "IPO"). Mr. Stein is also a principal shareholder of the Company. See "Principal Shareholders" and "Certain Transactions."

  Mr. Briskin has been a senior executive officer of the Company since 1984, a Director since 1992 and has served as Executive Vice President, Secretary and a Director of the Company since the IPO. Mr. Briskin is also a principal shareholder of the Company. See "Principal Shareholders" and "Certain Transactions."

  Mr. Daidone has served as a Director of the Company since January 1997. Mr. Daidone has been Vice President of Sales and Marketing of Fugate and Associates, Inc./ERS Imaging Supplies, Inc., a private corporation engaged in the collection and distribution of empty printer cartridges, since January 1996. From 1993 to 1996, Mr. Daidone served as Director of Mass Merchant Operations with Nashua Corporation, a company engaged in the manufacturing of coated products.

  Mr. Coldrick has served as a Director of the Company since June 1997. Mr. Coldrick is also a Director of Focus Enhancements, Inc., a Delaware corporation, where he has served since 1993. See "Certain Transactions." Mr. Coldrick is retired. Prior to his retirement, Mr. Coldrick served in various senior capacities with Apple Computer and Unisys Corporation. Mr. Coldrick currently acts as an investor in and a consultant to several companies.

  Mr. Sokolow has been a Director of the Company since November 1999. Since November 1999, Mr. Sokolow has been CEO and Vice Chairman of vFinance.com, Inc. which is a publicly traded investment banking and retail brokerage firm. Since September 1996, Mr. Sokolow has been the President of Union Atlantic LC, a merchant, banking and strategic consulting firm specializing domestically and internationally in technology industries. Union Atlantic provides consulting services to the Company and is a wholly owned subsidiary of vFinance.com. Since August 1993, Mr. Sokolow has been President of Genesis Partners, Inc., a private financial business consulting firm. Mr. Sokolow was Chairman and Chief Executive Officer of the Americas Growth Fund, Inc. a closed-end management investment company, from August 1994 to December 1998. Mr. Sokolow presently serves as a director of Ezcony Interamerica, Inc., a distributor of major brand name consumer electronics to Latin America.

Committees of the Board of Directors

  The Board has the responsibility for establishing broad corporate policies and for the overall performance of the Company. The Board has established several committees to assist it in carrying out its duties. The standing committees of the Board are the Audit Committee and the Compensation Committee. Descriptions of the role of each committee are set forth below in "Audit Committee Report" and "Board Compensation Committee Report on Executive Compensation".

Meetings of the Board

  The Board of Directors held a total of four meetings and acted once by written consent during the year ended December 31, 2000. Each Board member attended at least 75 percent of the meetings. Additionally, during 2000, the Audit Committee of the Board met three times and the Compensation Committee did not meet.

Compensation of Directors

  Directors who are not employees of the Company are annually granted options to purchase 25,000 shares of Common Stock at an option exercise price equal to the closing price of the Common Stock on the date of grant. These options vest immediately. Directors also receive $3,000 per year for service on the Board of Directors and on committees of the Board of Directors. Directors who are employees of the Company receive no additional compensation for their service on the Board of Directors. All Directors are also reimbursed for expenses incurred in attending Board meetings.

Nominees to the Board

  At the Annual Meeting, five Directors will be elected to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified. The Board has nominated the following persons for election to the
Board: Slav Stein, Roman Briskin, Terrence R. Daidone, William B. Coldrick and Leonard Sokolow. For information regarding the candidates for election, see the biographical information set forth above.

  The Company will consider director candidates for the next Annual Meeting recommended by shareholders of the Company. Any shareholder wishing to submit a recommendation to the Company with respect to the 2002 Annual Meeting of Shareholders should send a signed letter of recommendation to Advanced Electronic Support Products, Inc., 1810 N.E. 144th Street, North Miami, Florida 33181, Attention: Corporate Secretary. To be considered, recommendation letters must be received prior to March 31, 2002, must state the reasons for the recommendations and contain the full name and address of each proposed nominee, as well as a brief biographical history setting forth past and present directorships, employment and occupations. The recommendation letter must also include a statement indicating that such nominee has consented to being named in the proxy statement and to serve if elected.

Audit Committee Report

  The audit committee of the Board of Directors is composed of three non-employee directors, each of whom is an "independent director" under the rules of the National Association of Securities Dealers governing the qualifications of the members of audit committees. The members of the audit committee are William B. Coldrick, Terrence R. Daidone and Leonard Sokolow.

  The audit committee is responsible for providing independent objective oversight of the Company's accounting functions and internal controls. It oversees the Company's financial reporting process on behalf of the Board of Directors, reviews the Company's financial disclosures, and meets privately, outside the presence of Company management, with the Company's independent auditors to discuss the Company's internal accounting control policies and procedures. The audit committee reports on these meetings to the Board of Directors. The audit committee also considers and recommends the selection of the Company's independent auditors, reviews the performance of the independent auditors in the annual audit and in assignments unrelated to the audit, and reviews the independent auditors' fees. The audit committee operates under a written charter adopted by the Board of Directors that is attached as Appendix A to this proxy statement.

  The audit committee meetings are designed to facilitate and encourage private communication between the members of the audit committee, and the Company's independent public auditors, BDO Seidman, LLP.

  During 2000 the committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgment as to the quality, and not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under auditing standards generally accepted in the United States of America. In addition, the audit committee discussed with the independent auditors the auditors independence from the Company and its management, including the matters in the written disclosures the committee received from the auditors as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The audit committee also considered the compatibility of non-audit services with the auditors' independence and determined that the services provided are compatible with maintaining BDO Seidman's independence. For the year ended December 31, 2000, the Company incurred professional fees and out-of-pocket expenses to its auditors in the amount of $396,131, of which $266,407 related to auditing services, $0 related to information technology consulting services and $129,724 related to all other services.

  Based on its review and discussions, the audit committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2000. The audit committee and Board of Directors will consider in the future whether to recommend the selection of BDO Seidman, LLP as the Company's independent auditors for fiscal 2001.

                                          AUDIT COMMITTEE

                                          William B. Coldrick
                                          Terrence R. Daidone
                                          Leonard Sokolow

                              EXECUTIVE OFFICERS

  The following list reflects the Company's executive officers, as of the date of this Proxy Statement, the capacity in which they serve the Company, and when they took office:

                                                                    Executive
   Name                Age Position                               Officer Since
   ----                --- --------                               -------------
   Slav Stein.........  56 President and Chief Executive Officer      1983

   Roman Briskin......  51 Executive Vice President and Secretary     1984

   Stephen Daily......  43 Vice President/Network Group               2000

   Roy Rafalco........  45 Chief Financial Officer                    2000

Business Experience

  SLAV STEIN. See the biographical information contained in "Board of Directors."

  ROMAN BRISKIN. See the biographical information contained in "Board of Directors."

  STEPHEN DAILY. Mr. Daily became a Vice President of the Company in September 2000. From 1998 through August 2000, Mr. Daily provided consulting services to the Company. In 1990, Mr. Daily founded Interlink Technologies, a manufacturer of premise cabling and connectivity products, where he remained as President until 1998.

  ROY RAFALCO. Mr. Rafalco joined the Company in May 2000. Prior to joining the Company, for more than five years Mr. Rafalco was the Chief Financial Officer of Top Speed Corporation, a worldwide publisher of Windows and Internet software development tools. Additionally, during his last year with Top Speed, Mr. Rafalco served as that company's Chief Executive Officer.

Family Relationships

  There are no family relationships between or among any of the directors and executive officers of the Company.

                            EXECUTIVE COMPENSATION

  The following table shows remuneration paid or accrued by the Company during the year ended December 31, 2000 and for each of the two preceding years, to the Chief Executive Officer and to each of the other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000:

                                                 Long-Term Compensation
                                             ------------------------------
                                                    Awards
                                             ---------------------
                                                        Securities
                                             Restricted Underlying           All Other
Name and Principal           Salary   Bonus    Stock     Options/           Compensation
Position               Year   ($)    ($)(1)    Awards    SARS(#)   Payments     (2)
------------------     ---- -------- ------- ---------- ---------- -------- ------------
Slav Stein ........... 2000 $199,650 $24,945    --       175,000     --        $9,993
  CEO                  1999  180,000  31,814    --        25,000     --         8,792
                       1998  164,423     --     --        75,000     --         6,000

Roman Briskin ........ 2000 $199,650 $24,945    --       175,000     --        $9,993
  Executive Vice
   President           1999  180,000  31,814    --        25,000     --         8,792
                       1998  164,423     --     --        75,000     --         6,000

Stephen Daily ........ 2000 $130,000     --     --        20,000     --           --
  Vice President

Roy Rafalco .......... 2000 $110,000     --     --        20,000     --           --
  Chief Financial
   Officer

--------
(1) Bonus is based on a percentage of pre-tax income pursuant to current employment agreements. In 2000, Messrs. Stein and Briskin voluntarily elected to reduce their bonus percentage for 2000. See "Employment Agreements."
(2) Messrs. Stein and Briskin each receive an automobile allowance of $6,000 per year pursuant to the terms of their employment agreements with the Company. See "Employment Agreements." In addition, Messrs. Stein and Briskin received partially matched contributions as part of the Company's 401(k) Plan. Table excludes value of $500,000 term life insurance policy which the Company purchases for the benefit of each of Messrs. Stein and Briskin.

                     OPTION GRANTS DURING LAST FISCAL YEAR

  The following table sets forth information concerning options granted during the fiscal year ended December 31, 2000 to the persons named in the preceding summary compensation table under the caption "Executive Compensation":

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                 Number of    % of Total
                                Securities   Options/SARS
                                Underlying    Granted to  Exercise or
                               Options/ SARS Employees in Base Price  Expiration
Name                            Granted(#)   Fiscal Year    ($/SH)       Date
----                           ------------- ------------ ----------- ----------
Slav Stein....................     75,000       15.9%        1.75      5/12/2010
                                  100,000       21.3%        1.08     12/27/2010

Roman Briskin.................     75,000       15.9%        1.75      5/12/2010
                                  100,000       21.3%        1.08     12/27/2010

Stephen Daily.................     20,000        4.3%        1.75      5/12/2010

Roy Rafalco...................     20,000        4.3%        1.75      5/12/2010

Aggregated Options Exercised During Last Fiscal Year and Fiscal Year-End Option Values

  The following table sets forth information concerning the value of unexercised stock options at the end of the 2000 fiscal year for the persons named in the preceding summary compensation table under the caption "Executive Compensation".

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

            (A)                  (B)       (C)          (E)            (E)
                                                     Number of
                                                    Securities       Value of
                                                    Underlying     Unexercised
                                                    Unexercised    In-the-Money
                                                   Options/SARS    Options/SARS
                               Shares              at FY-End (#)   at FY-End($)
                              Acquired    Value   --------------- --------------
                             on Exercise Realized  Exercisable/    Exercisable/
Name                             (#)       ($)     Unexercisable  Unexercisable*
----                         ----------- -------- --------------- --------------
Slav Stein..................     --        --     375,000/180,250 59,188/11,253
Roman Briskin...............     --        --     375,000/180,250 59,188/11,253
Stephen Daily...............     --        --        20,000/0          0/0
Roy Rafalco.................     --        --      6,667/13,333        0/0

--------
* Computed based upon the difference between the closing price of the Common Stock at December 31, 2000 ($1.563) and the exercise price of certain of the outstanding options. No value has been assigned to options which are not in-the-money.

                             EMPLOYMENT AGREEMENTS

  On February 19, 1997, Messrs. Stein and Briskin each entered into an employment agreement with the Company. The term of such employment agreements (subject to earlier termination for cause) are for an initial period of five years and will thereafter continue for successive one-year terms unless canceled by either party. During the term of such employment agreements, Messrs. Stein and Briskin will each receive a base salary (currently $220,000 in 2001), which salary will increase annually by 10 percent of the prior year's salary plus the increase in the consumer price index, which annual increase may not, in any event, exceed 20 percent of the prior year's salary. In addition, Messrs. Stein and Briskin will each be entitled to receive an annual bonus equal to five percent of the Company's pre-tax net income in each fiscal year. The Company provides each of Messrs. Stein and Briskin with an automobile allowance of $500 per month and a term life insurance policy in the amount of $500,000.

  In the event that during the term of such employment agreements there is a change of control of the Company which has not been approved by the Company's Board of Directors, Messrs. Stein and Briskin will have the option to terminate their employment with the Company within three months of the change of control and receive a lump sum payment of $750,000 each. In such event, all previously granted stock options would become automatically vested. If the Board of Directors approves a change of control, Messrs. Stein and Briskin may terminate their employment, but would only be entitled to receive a payment equal to the prior year's annual salary and to become automatically vested in a portion of their stock option equal to their percentage completion of the term of their employment agreement. For purposes of the employment agreements, a "change in control" is defined as an event that: (i) would be required to be reported in response to Item 6(e) of Schedule 14(a) of Regulation 14A under the Exchange Act; or (ii) causes a person other than Messrs. Stein and Briskin to beneficially own more than 30 percent of the Company's outstanding securities. As part of such employment agreements, each of Messrs. Stein and Briskin have agreed not to compete against the Company for a 12-month period following the termination of their employment with the Company for any reason other than a change in control without the approval of the Board of Directors.

                                 STOCK OPTIONS

Stock Option Plan

  The Company has adopted the 1996 Stock Option Plan, as amended (the "1996 Plan"). Pursuant to the 1996 Plan, options to acquire a maximum of 530,000 shares of Common Stock may be granted to directors, executive officers, employees (including employees who are directors), independent contractors and consultants of the Company. At this date options to purchase 457,200 shares of Common Stock are outstanding under the 1996 Plan (329,834 of which are currently vested).

  The 1996 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines which persons will receive options and the number of options to be granted to such persons. The Compensation Committee also interprets the provisions of the 1996 Plan and makes all other determinations that it may deem necessary or advisable for the administration of the 1996 Plan.

  Pursuant to the 1996 Plan, the Company may grant both ISOs (Incentive Stock Options) and NQSOs (Non-Qualified Stock Options). The price at which the Company's Common Stock may be purchased upon the exercise of options granted under the 1996 Plan are required to be at least equal to the per share fair market value of the Common Stock on the date particular options are granted. Options granted under the 1996 Plan may have maximum terms of not more than 10 years and are not transferable, except by will or the laws of descent and distribution. None of the ISOs under the 1996 Plan may be granted to an individual owning more than 10 percent of the total combined voting power of all classes of stock issued by the Company unless the purchase price of the Common Stock under such option is at least 110 percent of the fair market value of the shares issuable on exercise of the option determined as of the date the option is granted, and such option is not exercisable more than five years after the grant date.

  Generally, unless otherwise determined by the Compensation Committee or the Board of Directors, options granted under the 1996 Plan remain outstanding and may be exercised at any time up to three months after the person to whom such options were granted is no longer employed or retained by the Company or serving on the Company's Board of Directors.

  Pursuant to the 1996 Plan, unless otherwise determined by the Compensation Committee, one-third of the options granted to an individual are exercisable upon grant, one-third are exercisable on the first anniversary of such grant and the final one-third are exercisable on the second anniversary of such grant. However, options granted under the 1996 Plan shall become immediately exercisable if the holder of such options is terminated by the Company or is no longer a director of the Company, as the case may be, subsequent to certain events which are deemed to be a "change in control" of the Company. A "change in control" of the Company generally is deemed to occur when (i) any person becomes the beneficial owner of or acquires voting control with respect to more than 20 percent of the Common Stock (or 35 percent if such person is a holder of Common Stock on the effective date of the IPO) (ii) a change occurs in the composition of a majority of the Company's Board of Directors during a two-year period, provided that a change with respect to a member of the Company's Board of Directors shall be deemed not to have occurred if the appointment of a member of the Company's Board of Directors is approved by a vote of at least 75 percent of the individuals who constitute the then existing Board of Directors; or (iii) the Company's shareholders approve the sale of substantially all of the Company's assets.

  ISOs granted under the 1996 Plan are subject to the restriction that the aggregate fair market value (determined as of the date of grant) of options which first become exercisable in any calendar year cannot exceed $100,000.

Total Options and Warrants Outstanding

  The following options are currently outstanding: (i) options to purchase an aggregate 47,000 shares of common stock held by consultants, all of which are vested; (ii) options to purchase an aggregate of 1,260,500 shares of common stock held by our principal shareholders, of which 850,000 shares are vested;
(iii) options to purchase 298,250 shares of common stock held by non-employee directors, all of which are vested; and (iv) options to purchase an aggregate of 457,200 shares of common stock held by current and former employees, 329,834 of which are vested.

                               PERFORMANCE GRAPH

  The following graph compares the total return on the Company's Common Stock with the cumulative total return on the Standard & Poor's ("S&P") 500 Index and the Russell 2000 index, for the period between the Company's initial public offering on February 13, 1997 and December 31, 2000.

  These indices relate only to stock prices during the period covered by the graph; they do not purport to afford direct comparison of the business or financial performance of the companies comprising such indices with the Company nor with each other.

                                     [GRAPH]
                            CUMULATIVE TOTAL RETURN
           Advanced Electronic Support Products, Inc.   S&P 500   Russell 2000
2/13/97                    100                            100          100
 Dec-97                     26.47                         125.52       119.97
 Dec-98                      4.41                         161.39       116.91
 Dec-99                     13.98                         195.35       141.76
 Dec-00                     10.31                         177.57       137.48

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The compensation committee of the Board of Directors (the "Compensation Committee") is responsible for making recommendations to the Board of Directors concerning executive compensation, including base salaries, bonuses and the bases for their award, stock option plans and other benefits. Each of the members of the Compensation Committee is an independent outside director of the Company.

  In determining compensation for the Company's Chief Executive Officer and senior executive officers, the Compensation Committee has generally considered the overall performance of the Company during the prior fiscal year, the individual executive officer's contribution to the achieving of operating goals and business objectives and levels of compensation of companies similar in size and development to the Company.

  It is the Compensation Committee's view that the Chief Executive Officer and the senior executives' interests should complement those of stockholders. Accordingly, a substantial portion of the Chief Executive Officer and the senior executives' compensation above a base salary is intended to be provided through bonuses tied to certain indicators of Company performance and through the grant of stock options, thus creating incentives for the Chief Executive Officer and executives to achieve long-term Company objectives and increase stockholder value.

                                          COMPENSATION COMMITTEE

                                          William B. Coldrick
                                          Terrence R. Daidone
                                          Leonard Sokolow

Compensation Committee Interlocks and Insider Participation

  During the last fiscal year, no members of the Company's compensation committee are or were current or former employees of the Company. Except as set forth in "Certain Transactions", during the last fiscal year there were no material transactions between the Company and any of the members of the compensation committee.

Compliance with Section 16(A)

  Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the Company's fiscal year ended December 31, 2000 and any Forms 5 and amendments thereto furnished to the Company with respect to such fiscal year, and any written representations referred to in subparagraph (b)(2)(i) of Item 405 of Regulation S-B, no person who at any time during the fiscal year ended December 31, 2000 was a director, officer or, to the knowledge of the Company, a beneficial owner of more than 10% of any class of equity securities of the Company registered pursuant to
Section 12 of the Exchange Act, failed to file on a timely basis, as disclosed in Forms 3, 4 and 5, reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2000, except that each director and officer was late in the filing of a Form 5 during 2000.

                            PRINCIPAL SHAREHOLDERS

  As of the Record Date, the Company had outstanding 3,686,823 shares of Common Stock. The following table sets forth, as of the Record Date, certain information regarding the Common Stock owned of record or beneficially by (i) each person who owns beneficially more than 5% of the outstanding Common Stock; (ii) each of the Company's directors; and (iii) all directors and executive officers as a group:

                                                                Beneficial
                                                                 Ownership
                                                                 of Common
                                                                 Stock(1)
                                                             -----------------
   Name of Beneficial Owner(1)                                Shares   Percent
   ---------------------------                               --------- -------
   Slav Stein(2)............................................ 1,206,007  29.3%
   Roman Briskin(2)......................................... 1,206,007  29.3%
   Terrence R. Daidone(3)...................................   130,000   3.4%
   William B. Coldrick(3)...................................   112,000   3.0%
   Leonard Sokolow(3).......................................    56,250   1.5%
   All directors and executive officers as a group (7
    persons)(4)............................................. 2,738,598  56.3%

--------
(1) Unless otherwise indicated, each person named in the table has the sole voting and investment power with respect to the shares beneficially owned. The address for each beneficial owner is c/o the Company, 1810 N.E. 144th Street, North Miami, Florida 33181.
(2) Includes options to purchase 425,000 shares of Common Stock issuable upon the exercise of vested stock options. Excludes unvested options to purchase 205,250 shares of Common Stock.
(3) Shares of Common Stock issuable upon the exercise of vested stock options.
(4) Includes vested stock options to purchase an aggregate of 1,176,584 shares of Common Stock.

                         RECENT ISSUANCE OF SECURITIES

  On June 29, 2001, the Company completed a private placement in which it sold 558,900 shares of its authorized but unissued common stock at $2.00 per share. The proceeds will be used for working capital and acquisitions. The Company agreed with the purchasers of the shares to file a registration statement relating to the resale of the shares on or before December 29, 2001 and to thereafter use its best efforts to cause such registration statement to become effective.

                             CERTAIN TRANSACTIONS

  As of July 15, 1996, the Company entered into a five year lease with RSB Holdings, Inc., a Florida corporation ("RSB Holdings"), pursuant to which the Company leases its corporate headquarters and warehouse in North Miami, Florida. The Company makes annual payments under such lease in the amount of approximately $43,200. Messrs. Stein and Briskin each own 50 percent of the issued and outstanding common stock of RSB Holdings, and are its sole officers and directors.

  In July 1995, US Advantage Corporation, a Florida corporation ("US Advantage") loaned the Company $120,000, pursuant to a Demand Promissory Note, at an interest rate of 8.5 percent per annum. During 1997, the Company paid $125,350 to US Advantage in satisfaction of all the principal and a portion of the interest of the Demand Promissory Note. Messrs. Stein and Briskin each own 50 percent of the issued and outstanding capital stock of US Advantage. Approximately $33,000 of accrued but unpaid interest remains due and payable under this note.

  In September 1997, the Company purchased the assets of the networking division of Focus Enhancements, Inc. ("Focus"). Mr. Coldrick, who serves as a Director of the Company, also serves as a director on the Board of Directors of Focus.

  Mr. Sokolow, a Director of the Company, is the President of Union Atlantic LC, a merchant banking, strategic and consulting firm specializing domestically and internationally in technology industries. Union Atlantic provides consulting services to the Company and is a wholly owned subsidiary of vFinance.com, of which Mr. Sokolow is also CEO and Vice Chairman.

  The Company believes that all the foregoing related-party transactions were on terms, as a whole, no less favorable to the Company than could reasonably be obtained from unaffiliated third parties. Since the IPO, all transactions with affiliates have been approved by a majority of disinterested directors of the Company and on terms no less favorable to the Company than those that are generally available from unaffiliated third parties.

                       PROPOSAL 1. ELECTION OF DIRECTORS

  At the Annual Meeting, five directors will be elected to serve on the Company's Board of Directors. The five directors will be elected to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified.

  It is intended that proxies will be voted for the following nominees: Slav Stein, Roman Briskin, Terrence R. Daidone, William B. Coldrick and Leonard Sokolow. Brief biographies of each of the nominees for director are set forth under "Board of Directors."

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

                                 OTHER MATTERS

  The Board of Directors is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy-holders.

                                VOTES REQUIRED

  The affirmative vote of shareholders holding a majority of the Company's issued and outstanding Common Stock in attendance at the meeting, either in person or by proxy, is required to approve Proposal 1. Messrs. Stein and Briskin, who collectively own 42.4% of the Company's outstanding Common Stock (assuming no exercise of stock options held by such directors), have advised the Company that they intend to vote in favor of Proposal 1.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals intended to be presented at the 2002 Annual Meeting of Shareholders of the Company must be received by the Company not later than March 31, 2002 at its principal executive offices, 1810 N.E. 144th Street, North Miami, Florida 33181, Attention: Corporate Secretary, for inclusion in the proxy statement and proxy relating to the 2002 Annual Meeting of Shareholders.

                            ADDITIONAL INFORMATION

  The Company will furnish without charge to any shareholder submitting a written request the Company's Form 10-KSB Annual Report for the fiscal year ended December 31, 2000 as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Such written request should be directed to the Company, Attention: Corporate Secretary, at the address set forth above.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Roman Briskin
                                          Roman Briskin,
                                          Corporate Secretary

July 5, 2001
North Miami, Florida

                                                                     Appendix A

                            AUDIT COMMITTEE CHARTER

  The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

  The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, Inc. The members of the Audit Committee shall be appointed by the Board.

  The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

  The Audit Committee shall make regular reports to the Board.

  The Audit Committee shall:

   1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

   2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

   3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

   4. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q.

   5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

   6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

   7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

   8.  Approve the fees to be paid to the independent auditor.

   9. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

  10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

  11. Review the appointment and replacement of the senior internal auditing executive.

  12. Review the significant reports to management prepared by the internal auditing department and management's responses.

  13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

  14. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

  15. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct.

  16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

  17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

     (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

     (b)  Any changes required in the planned scope of the internal audit.

     (c) The internal audit department responsibilities, budget and staffing.

  18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

  20. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

  21. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                   ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.
                             1810 N.E. 144th Street
                           North Miami, Florida 33181

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Slav Stein and Roman Briskin, and each of them, with full power of substitution, proxies of the undersigned, to attend and vote all the shares of Common Stock, $0.001 par value, of Advanced Electronic Support Products, Inc., a Florida corporation (the "Company") which the undersigned would be entitled to vote at the 2001 Annual Meeting of Shareholders to be held at the executive offices of the Company located at 1810 N.E. 144th Street, North Miami, Florida 33181 at 9:00 a.m., local time, on July 30, 2001, or any adjournment thereof, according to the number of votes the undersigned would be entitled to cast if personally present upon the matters referred to on this proxy and, in their discretion, upon any other business as may come before the meeting.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

1. Proposal 1--Election of Directors. Election of the following persons as Directors of the Company:

            Slav SteinRoman BriskinTerrence R. DaidoneWilliam B.
            ColdrickLeonard Sokolow

            [_] FOR all nominees except as indicated[_] WITHHOLD authority to vote for all nominees

(INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through that nominee's name in the list above.)

                   (Continued and to be signed on other side)

  This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposal as set forth herein.

  The undersigned acknowledges receipt of Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement.

                                            Date: ________  , 2001.

                                            _______________________
                                                   Signature

                                            _______________________
                                               Name(s) (typed or
                                                   printed)

                                            _______________________
                                                  Address(es)

                                            Please sign exactly as
                                            name appears on this
                                            Proxy. When shares are
                                            held by joint tenants,
                                            both should sign. When
                                            signing as attorney,
                                            executor,
                                            administrator, trustee
                                            or guardian, please
                                            give full title as
                                            such. If a
                                            corporation, please
                                            sign in full corporate
                                            name by the President
                                            or other authorized
                                            officer. If a
                                            partnership, please
                                            sign in partnership
                                            name by authorized
                                            person.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                       ENVELOPE. NO POSTAGE IS REQUIRED.